UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2011 (May 17, 2011)

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 17, 2011, Petrohawk Energy Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, on behalf of the initial purchasers named therein (the “Initial Purchasers”), by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $600 million aggregate principal amount of its 6.25% Senior Notes due 2019 (the “2019 Notes”) in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”) afforded by Rule 144A and Regulation S under the Securities Act.  The 2019 Notes were sold to investors at 100% of the aggregate principal amount of the 2019 Notes.  The net proceeds from the sale of the 2019 Notes were approximately $589 million (after deducting estimated offering fees and expenses).  Interest on the 2019 Notes is payable on June 1 and December 1 of each year, beginning on December 1, 2011.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and its existing wholly-owned subsidiaries, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.

The foregoing description of the Purchase Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Registration Rights Agreement

The closing of the sale of the 2019 Notes occurred on May 20, 2011.  In connection with the sale of the 2019 Notes, the Company entered into a Registration Rights Agreement, dated May 20, 2011, among the Company and the Initial Purchasers (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company has agreed to conduct a registered exchange offer for the 2019 Notes or cause to become effective a shelf registration statement providing for the resale of the 2019 Notes.  The Company is required to: (i) file an exchange offer registration statement (the “Registration Statement”) on or prior to 90 days after May 20, 2011, and (ii) use reasonable best efforts to cause such Registration Statement to become effective on or prior to 270 days after May 20, 2011.  If the exchange offer is not consummated within 310 days after May 20, 2011, or upon the occurrence of certain other contingencies, the Company has agreed to file a shelf registration statement to cover resales of the 2019 Notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.  If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the 2019 Notes.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Indenture

Also in connection with the sale of the 2019 Notes, the Company entered into an Indenture governing the 2019 Notes, which is described in Item 2.03 below.  The information in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The 2019 Notes were issued pursuant to an indenture entered into on May 20, 2011 (the “Indenture”) with U.S. Bank Trust National Association, as Trustee (the “Trustee”).  The terms of the 2019 Notes are governed by the Indenture, which contains affirmative and negative covenants that, among other things, limit the ability of the Company and its subsidiaries that guarantee the 2019 Notes to pay dividends on, or redeem or repurchase, stock; make certain investments; incur additional debt or sell preferred stock; create liens, restrict dividend payments or other payments from subsidiaries to the Company; engage in consolidations and mergers or sell or transfer assets; engage in sale and leaseback transactions; engage in transactions with affiliates; and sell stock in its subsidiaries.  The Indenture also contains customary events of default.  Upon the occurrence of certain events of default, the Trustee or the holders of the 2019 Notes may declare all outstanding 2019 Notes to be due and payable immediately.

The Company will pay interest on the 2019 Notes on June 1 and December 1 of each year, beginning on December 1, 2011.  The 2019 Notes will mature on June 1, 2019.  At any time prior to June 1, 2015, the Company may redeem all or a part of the 2019 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date.  The 2019 Notes will be redeemable, in whole or in part, on or after June 1, 2015 at redemption prices equal to the principal amount multiplied by the percentage set forth below, plus accrued and unpaid interest:

Year	Percentage
2015	103.125%
2016	101.563%
2017 and thereafter	100.000%

Additionally, the Company may redeem up to 35% of the 2019 Notes on or prior to June 1, 2014 for a redemption price of 106.25% of the principal amount thereof, plus accrued and unpaid interest, utilizing net cash proceeds from certain equity offerings.  In addition, upon a change of control of the Company (as that term is defined in the Indenture), holders of the 2019 Notes will have the right to require the Company to repurchase all or any part of their 2019 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2019 Notes repurchased, plus any accrued and unpaid interest.

The 2019 Notes are guaranteed on a senior unsecured basis by all of the Company’s existing wholly-owned subsidiaries and will be guaranteed on a senior unsecured basis by all of the Company’s future wholly-owned subsidiaries.  The 2019 Notes will be the Company’s general unsecured senior obligations and will rank equally in right of payment with the Company’s other unsecured senior indebtedness and will rank ahead of the Company’s future subordinated debt.  The 2019 Notes will be effectively subordinate to all of the Company’s secured debt to the extent of the assets securing such debt.

A copy of the Indenture governing the 2019 Notes is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

The offering of the 2019 Notes was conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Rule 144A and Regulation S under the Securities Act.

In connection with the issuance of the 2019 Notes described in Item 1.01 above and execution by the Company of the Indenture, on May 20, 2011, the Company received a waiver from its lenders under its Fifth Amended and Restated Senior Revolving Credit Facility dated August 2, 2010 by and among the Company and each of the lenders set forth as a party thereto and BNP Paribas, as Administrative Agent (the “Credit Agreement”), of the requirements under a covenant in the Credit Agreement that automatically reduces the Company’s borrowing base by $0.25 for every one dollar of new debt incurred by the Company, excluding debt incurred under the Credit Facility and debt incurred for refinancings. As a consequence, the Company’s borrowing base under the Credit Facility remains at $1.9 billion.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Item

4.1	Registration Rights Agreement, dated as of May 20, 2011, among the Company and Wells Fargo Securities, LLC, on behalf of the initial purchasers named therein.

4.2	Indenture, dated as of May 20, 2011, among the Company, the guarantors named therein and U.S. Bank Trust National Association, as Trustee.

10.1

Purchase Agreement dated May 17, 2011, among the Company, the guarantors named therein and Wells Fargo Securities, LLC, on behalf of Wells Fargo Securities, LLC, Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Capital One Southcoast, Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities

 (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Citigroup Global Markets Inc., ING Financial Markets LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA Inc., Natixis Securities North America Inc., Scotia Capital (USA) Inc., SMBC Nikko Capital Markets Limited and SunTrust Robinson Humphrey, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: May 20, 2011	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President—Chief Accounting Officer and Controller

INDEX TO EXHIBITS

Exhibit No.	Item

4.1	Registration Rights Agreement, dated as of May 20, 2011, among the Company and Wells Fargo Securities, LLC, on behalf of the initial purchasers named therein.

4.2	Indenture, dated as of May 20, 2011, among the Company, the guarantors named therein and U.S. Bank Trust National Association, as Trustee.

10.1

Purchase Agreement dated May 17, 2011, among the Company, the guarantors named therein and Wells Fargo Securities, LLC, on behalf of Wells Fargo Securities, LLC, Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Capital One Southcoast, Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Citigroup Global Markets Inc., ING Financial Markets LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA Inc., Natixis Securities North America Inc., Scotia Capital (USA) Inc., SMBC Nikko Capital Markets Limited and SunTrust Robinson Humphrey, Inc.